UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 22, 2010

AMERICAN STATES WATER COMPANY
(Exact name of registrant as specified in its charter)

California	001-14431	95-4676679
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

630 East Foothill Blvd. San Dimas, California	91773
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 394-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing requirement of the registrant under any of the following provisions (see General Instruction A.2 below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

On January 22, 2010, the Board of Directors of American States Water Company (the “Company”) increased the number of directors of the Company to nine directors in accordance with the provisions of the Company’s Bylaws.  The Board elected James F. McNulty as a director of the Company in order to fill the newly created vacancy on the same date.  Mr. McNulty was also elected to serve as a member of the ASUS Committee of the Company’s board of directors.  The ASUS Committee has been established to review our contracted service operations.  As a result of the expansion of the Board, the Board was reclassified into three classes and the terms of four directors, James L. Anderson, Diana M. Bontà, N.P. Dodge, Jr. and Anne M. Holloway, were extended for one year.

There is no arrangement or understanding between Mr. McNulty and any other person pursuant to which he was appointed a director of the Company.

Section 9 - Financial Statements and Exhibits

Item 9.01.       Financial Statements and Exhibits.

Exhibit 99.1     Press Release dated January 26, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN STATES WATER COMPANY

Date:	January 26, 2010	/s/ Eva G. Tang
Eva G. Tang
Senior Vice President-Finance, Chief Financial
Officer, Corporate Secretary and Treasurer